Exhibit 99.1

Wish Reports Fourth Quarter and Fiscal Year 2021 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--March 1, 2022--ContextLogic Inc. (d/b/a Wish) (Nasdaq: WISH), one of the largest mobile ecommerce platforms, today reported its financial results for the quarter and fiscal year ended December 31, 2021.

Fourth Quarter Fiscal 2021 Financial Highlights

  Revenues: Revenues were $289 million, a decrease of 64% YoY. Core Marketplace revenues were $139 million, ProductBoost revenues were $28 million, and Logistics revenues were $122 million, down YoY by 74%, 55%, and 40%, respectively.
  Adjusted EBITDA: Adjusted EBITDA was a loss of $23 million, an improvement of 81% YoY.
  Net Loss: Net Loss was $58 million, a 90% YoY improvement. Net Loss per share was $0.09, compared to a loss of $3.04 per share in the fourth quarter of fiscal 2020.
  Cash Flow: Cash flows from operating activities were negative $49 million, compared to negative $24 million in the fourth quarter of fiscal 2020. Free Cash Flow was negative $50 million, compared to negative $25 million in the fourth quarter of fiscal 2020.

“The financial health of our business and the future growth of Wish is dependent on improving our user experience, deepening our merchant relationships, and achieving organizational efficiencies. When we get these three foundational pillars fortified, we expect to drive the company into a new era of growth,” said Vijay Talwar, Wish CEO.

“As part of our turnaround strategy, we have made the difficult decision to reduce our global workforce. We are also making other cost reductions in order to right-size the business. These initiatives are critical to the long-term success and sustainability of Wish,” Talwar concluded.

Fourth-Quarter 2021 and Fiscal Year 2021 Consolidated Financials

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented:

Revenue (in millions, except percentages; unaudited)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020	YoY %	2021	2020	YoY %

Revenue	$289	$794	(64)%	$2,085	$2,541	(18)%
Core marketplace revenue	$139	$527	(74)%	$1,177	$1,827	(36)%
ProductBoost revenue	$28	$62	(55)%	$165	$200	(18)%
Marketplace revenue	$167	$589	(72)%	$1,342	$2,027	(34)%
Logistics revenue	$122	$205	(40)%	$743	$514	45%

Other Financial Data (in millions, except percentages; unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net loss	$(58)	$(569)	$(361)	$(745)
% of Revenue	(20)%	(72)%	(17)%	(29)%
Adjusted EBITDA*	$(23)	$(118)	$(199)	$(217)
% of Revenue	(8)%	(15)%	(10)%	(9)%
* Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”

Forward Looking Guidance - Q1 2022

(in millions, except percentages, unaudited)

We expect the following financial results for Adjusted EBITDA in the period presented below:

	Three Months Ended March 31, 2022
Adjusted EBITDA*	($70)	to	($60)
% Growth YoY	11%		24%

* Wish has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for total Adjusted EBITDA or to forecasted GAAP income (loss) before income taxes for segment Adjusted EBITDA within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of the company's stock.

Additional Disclosures

February 2022 Restructuring Plan

On February 24, 2022, the company’s Board of Directors approved a restructuring plan to refocus the company’s operations to support sustainable long-term growth, better align resources, and improve operational efficiencies. The company expects the restructuring plan to be substantially implemented by the end of fiscal year 2022.

The restructuring plan includes i) reducing the company’s headcount by approximately 15% (or approximately 190 positions), ii) exiting various facility leases, and iii) reducing and realigning vendor expenditures. In connection with the restructuring plan, the company estimates that it will incur one-time charges of $3 million for employee severance and other personnel reduction costs and a maximum of $21 million consisting of costs to exit certain company facility leases and related noncash impairments of lease assets and property and equipment. The company anticipates that related severance payments will occur by the end of the second quarter of 2022. The company expects to achieve an approximate range of $32-37 million in annualized cost savings as a result of the restructuring plan.

Material Weaknesses

During the preparation and the audit of the company’s consolidated financial statements for the year ended December 31, 2021, management and the company’s independent registered public accounting firm identified two material weaknesses in the company’s internal controls over financial reporting: i) the company did not design and maintain effective controls over information technology general controls and ii) the company did not fully implement components of the COSO framework. The management team is developing a remediation plan. We will further address and explain these two material weaknesses in our 10-K filing.

Conference Call & Webcast Information

Wish will host a live conference call to discuss the results today at 2:00 p.m. PT / 5:00 p.m. ET. A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Wish’s corporate website. The live call may also be accessed via phone at (833) 664-1138 toll-free domestically and at (470) 414-9349 internationally. Please reference conference ID: 6055448.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to over half a million merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: interest and other income (expense), net (which includes foreign exchange gain or loss, foreign exchange forward contracts gain or loss and gain or loss on one-time non-operating transactions); provision or benefit for income taxes; depreciation and amortization; stock-based compensation expense and related payroll taxes; lease impairment related expenses; remeasurement of redeemable convertible preferred stock warrant liability; and other items. Additionally, in this news release, we present Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish’s outlook including expectations with respect to revenue and adjusted EBITDA, priorities, new business strategies and restructuring efforts, including cost-saving measures, expectations regarding turnaround efforts, including a reduction in force and real estate footprint, timelines regarding our ability to execute on new business strategies and our restructuring plan, material weaknesses in internal controls and expectations regarding a remediation plan, new executive hires, including CEO transition, growth opportunities, and quotations from management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to attract, retain and monetize users; risks associated with software updates to the platform; the effectiveness of our CEO transition; increasing requirements on collection of sales and value added taxes; the success of our execution on new business strategies; compromises in security; changes by third-parties that restrict our access or ability to identify users; competition; disruption, degradation or interference with the hosting services we use and infrastructure; our financial performance and fluctuations in operating results; pressure and fluctuation in our stock price, including as a result of short selling and short squeezes; challenges in our logistics programs; challenges in growing new initiatives; the effectiveness of our internal controls; the continued services of members of our senior management team; our ability to offer and promote our app on the Apple App Store and the Google Play Store; the dual class structure of our common stock; our brand; legal matters; the ongoing COVID-19 pandemic; supply chain issues; and economic tension between the United States and China. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results in this news release are estimates based on information currently available to Wish. While Wish believes these estimates are meaningful, they could differ from the actual amounts that the company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Wish assumes no obligation and does not intend to update these estimates prior to filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

A Note About Metrics

The numbers for some of our metrics, including MAUs, are calculated and tracked with internal tools, which are not independently verified by any third party. We use these metrics to assess the growth and health of our overall business. While these numbers are based on what we believe to be reasonable estimates of our user or merchant base for the applicable period of measurement, there are inherent challenges in measurement as the methodologies used require significant judgment and may be susceptible to algorithm or other technical errors. In addition, we regularly review and adjust our processes for calculating metrics to improve their accuracy, and our estimates may change due to improvements or changes in technology or our methodology.

ContextLogic, Inc. Consolidated Balance Sheets (in millions, unaudited)
	As of December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$1,009	$1,965
Marketable securities	150	164
Funds receivable	17	83
Prepaid expenses and other current assets	48	102
Total current assets	1,224	2,314
Property and equipment, net	17	25
Right-of-use assets	18	43
Marketable securities	17	4
Other assets	7	11
Total assets	$1,283	$2,397
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$67	$434
Merchants payable	185	454
Refunds liability	23	77
Accrued liabilities	174	367
Total current liabilities	449	1,332
Lease liabilities, non-current	16	38
Total liabilities	465	1,370
Stockholders’ equity	818	1,027
Total liabilities and stockholders’ equity	$1,283	$2,397
ContextLogic, Inc. Consolidated Statements of Operations (in millions except per share amounts, unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Revenue	$289	$794	$2,085	$2,541
Cost of revenue(1)	169	342	977	947
Gross profit	120	452	1,108	1,594
Operating expenses:
Sales and marketing(1)	89	583	1,102	1,708
Product development(1)	51	150	208	222
General and administrative(1)	44	230	165	295
Total operating expenses	184	963	1,475	2,225
Loss from operations	(64)	(511)	(367)	(631)
Other income (expense), net:
Interest and other income (expense), net	5	(2)	16	(2)
Remeasurement of redeemable convertible preferred stock warrant liability	—	(55)	—	(110)
Loss before provision for income taxes	(59)	(568)	(351)	(743)
Provision for income taxes	(1)	1	10	2
Net loss	(58)	(569)	(361)	(745)
Net loss per share, basic and diluted	$(0.09)	$(3.04)	$(0.57)	$(5.87)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	648	187	629	127

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cost of revenue	$5	$35	$20	$35
Sales and marketing	2	23	12	23
Product development	13	118	59	118
General and administrative	17	205	50	214
Total stock-based compensation expense	$37	$381	$141	$390

ContextLogic, Inc. Consolidated Statements of Cash Flows (in millions, unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(58)	$(569)	$(361)	$(745)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash inventory write downs	1	—	13	—
Depreciation and amortization	2	3	9	12
Noncash lease expense	1	3	11	10
Stock-based compensation expense	37	381	141	390
Remeasurement of redeemable convertible preferred stock warrant liability	—	55	—	110
Other	4	(1)	4	(2)
Changes in operating assets and liabilities:
Funds receivable	10	(16)	66	12
Prepaid expenses, other current and noncurrent assets	24	(16)	54	(2)
Accounts payable	(3)	137	(367)	263
Merchants payable	(31)	(33)	(269)	(166)
Accrued and refund liabilities	(32)	30	(213)	115
Lease liabilities	—	(3)	(11)	(10)
Other current and noncurrent liabilities	(4)	5	(28)	13
Net cash used in operating activities	(49)	(24)	(951)	—
Cash flows from investing activities:
Purchases of property and equipment and development of internal-use software	(1)	(1)	(2)	(2)
Purchases of marketable securities	(64)	(41)	(299)	(266)
Sales of marketable securities	—	—	50	—
Maturities of marketable securities	46	130	248	433
Net cash provided by (used in) investing activities	(19)	88	(3)	165
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	1,052	—	1,052
Proceeds from issuance of common stock through employee equity incentive plans	7	—	13	—
Payment of taxes related to RSU settlement	—	—	(5)	—
Payments to repurchase common and redeemable convertible preferred stock	—	—	—	(1)
Other	—	(5)	(1)	(5)
Net cash provided by financing activities	7	1,047	7	1,046
Net increase (decrease) in cash, cash equivalents and restricted cash	(61)	1,111	(947)	1,211
Cash, cash equivalents and restricted cash at beginning of period	1,079	854	1,965	754
Cash, cash equivalents and restricted cash at end of period	$1,018	$1,965	$1,018	$1,965
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$1,009	$1,965	$1,009	$1,965
Restricted cash included within prepaid expenses and other current assets in the consolidated balance sheets	9	—	9	—
Total cash, cash equivalents and restricted cash	$1,018	$1,965	$1,018	$1,965

ContextLogic Inc. Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA (in millions except percentages, unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$289	$794	$2,085	$2,541
Net loss	(58)	(569)	(361)	(745)
Net loss as a percentage of revenue	(20)%	(72)%	(17)%	(29)%
Excluding:
Interest and other expense (income), net	(5)	2	(16)	2
Provision for income taxes	(1)	1	10	2
Depreciation and amortization	2	3	9	12
Stock-based compensation expense	37	381	141	390
Employer payroll taxes related to stock-based compensation expense	2	8	9	8
Remeasurement of redeemable convertible preferred stock warrant liability	—	55	—	110
Lease termination and impairment related expenses	—	—	6	—
Recurring other items	—	1	3	4
Adjusted EBITDA	$(23)	$(118)	$(199)	$(217)
Adjusted EBITDA margin	(8)%	(15)%	(10)%	(9)%

ContextLogic Inc. Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow (in millions, unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Cash used in operating activities	$(49)	$(24)	$(951)	$—
Less:
Purchases of property and equipment	1	1	2	2
Free Cash Flow	$(50)	$(25)	$(953)	$(2)

Non-GAAP Statement of Operations

Our presentation of non-GAAP Statement of Operations excludes the impact of stock-based compensation expense and related payroll taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP Statement of Operations as supplemental information to investors, as we believe the exclusion of stock-based compensation expense and related payroll facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP Statement of Operations in isolation or as a substitute for analysis of our results as reported under GAAP.

ContextLogic Inc. Reconciliation of GAAP Statement of Operations to Non-GAAP Statement of Operations (in millions, unaudited)
	Three Months Ended December 31, 2021
	GAAP	Non-GAAP Adjustments		Non-GAAP
	Q4'21	(1)	(2)	Q4'21

Revenue	$289	$—	$—	$289
Cost of revenue	169	(5)	—	164
Gross profit	120	5	—	125
Operating expenses:
Sales and marketing	89	(2)	—	87
Product development	51	(13)	(1)	37
General and administrative	44	(17)	(1)	26
Total operating expenses	184	(32)	(2)	150
Loss from operations	(64)	37	2	(25)
Other expense, net:
Interest and other expense, net	5	—	—	5
Loss before provision for income taxes	(59)	37	2	(20)
Provision for income taxes	(1)	—	—	(1)
Net loss	$(58)	$37	$2	$(19)

1) Stock-based compensation
2) Payroll taxes related to stock-based compensation
	Three Months Ended December 31, 2020
	GAAP	Non-GAAP Adjustments			Non-GAAP
	Q4'20	(1)	(2)	(3)	Q4'20

Revenue	$794	$—	$—	$—	$794
Cost of revenue	342	(35)	(1)	—	306
Gross profit	452	35	1	—	488
Operating expenses:
Sales and marketing	583	(23)	(2)	—	558
Product development	150	(118)	(1)	—	31
General and administrative	230	(205)	(4)	—	21
Total operating expenses	963	(346)	(7)	—	610
Loss from operations	(511)	381	8	—	(122)
Other expense, net:
Interest and other expense, net	(2)	—	—	—	(2)
Remeasurement of redeemable convertible preferred stock warrant liability	(55)	—	—	55	—
Loss before provision for income taxes	(568)	381	8	55	(124)
Provision for income taxes	1	—	—	—	1
Net loss	$(569)	$381	$8	$55	$(125)

1) Stock-based compensation
2) Payroll taxes related to stock-based compensation
3) Remeasurement of redeemable convertible preferred stock warrant liability

Contacts

Investor Relations:
Randy Scherago, Wish
ir@wish.com

Media contacts:
Carys Comerford-Green, Wish
press@wish.com